As filed with the Securities and Exchange Commission on October 27, 2000
                                                      Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549
                      ____________________________________

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933
                      ____________________________________
                           PREPAID TELECOM CORPORATION
             (Exact name of Registrant as specified in its charter)

          NEVADA                       4812                     88-0438201
(State or other jurisdiction     (Primary Standard          (I.R.S. Employer
    of incorporation or      Industrial Classification    Identification Number)
       organization)                Code Number)

                                                       PATRICK  W.  STEPHENSON
        5903 RICHMOND AVE.                              5903  RICHMOND  AVE.
       HOUSTON, TEXAS 77057                             HOUSTON, TEXAS 77057
          (713)781-3663                                   (713)781-3663
       (Address, and telephone number               (Name, address and telephone
number of principal executive offices)                 of  agent  for service)

                                   Copies to:
                               THOMAS C. PRITCHARD
                            BREWER & PRITCHARD, P.C.
                           THREE RIVERWAY, SUITE 1800
                              HOUSTON, TEXAS  77056
                              PHONE (713) 209-2950
                            FACSIMILE (713) 209-2921
                              _____________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                        _______________________
                                     CALCULATION OF REGISTRATION FEE
====================================================================================================
     TITLE OF EACH CLASS OF         AMOUNT     PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
       SECURITIES TO BE             BEING       OFFERING PRICE        AGGREGATE       REGISTRATION
         REGISTERED               REGISTERED     PER SHARE(1)     OFFERING PRICE(1)        FEE
----------------------------------------------------------------------------------------------------
Common stock underlying unit . .     200,000  $          0.50(2)  $          100,000  $          27

Common stock underlying warrants     800,000  $            0.50   $          400,000  $         106
====================================================================================================
TOTAL. . . . . . . . . . . . . .   1,000,000  $            0.50   $          500,000  $         133
====================================================================================================

(1)     Estimated  solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2)     Price  of  entire  unit,  which  consists  of  one share of common stock and four warrants.
                                       _________________________

     The registrant amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 ("Securities Act") of or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

Subject  to  Completion,  Dated  October 27, 2000


Preliminary  Prospectus

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            _________________________

                           PREPAID TELECOM CORPORATION

                                  200,000 UNITS

     This is our initial public offering, consisting of 200,000 units at a price of $0.50 per unit. Each unit consists of one share of our common stock and four redeemable warrants, each to purchase one share of our common stock at an exercise price of $0.50 per share, expiring between 90 and 360 days from the close of this offering. We are registering the 200,000 shares underlying the units and the 800,000 shares underlying the warrants included in the units. We are not registering the resale of the units or the warrants. The common stock and the warrants included in the units are separately transferable at any time after the date of this prospectus.

     We are offering the units on a best efforts, all or none basis, which means that we must sell all of the units to close the offering. The units will be offered and sold through placement agents that are NASD member broker-dealers and through our officers and directors. We have reserved the right to pay a cash sales commission up to 13% of each unit sold, provided that no commissions or expense allowances will be paid to our officers and directors. Your funds will be held in a non-interest bearing escrow account pending completion of the offering. The offering will close 60 days from the date of this prospectus, unless extended for an additional 60 days by the board of directors. If we are not able to sell all of the units, we will return your funds to you without interest. In order to participate in this offering, you will be required to purchase at least 10,000 units.

     Our common stock is not currently traded on any exchange, Nasdaq or on the OTC Electronic Bulletin Board. The table below does not include estimated offering expenses of $15,000.

                             Offering Price   Sales Commissions   Total
                             ---------------  -----------------  ---------
Per Unit. . . . . . . . . .  $          0.50               .065  $  .435

All 200,000 Units. . . . .   $       100,000             13,000  $87,000


     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE RISK FACTORS SECTION BEGINNING ON PAGE 4 ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            _________________________

              The date of this prospectus is _______________, 2000

                        TABLE  OF  CONTENTS


                                                                        PAGE

Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . .     2
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
Determination of Offering Price. . . . . . . . . . . . . . . . . . . .    11
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
Management's Discussion and Analysis
of Financial Condition and Plan of Operations. . . . . . . . . . . . .    15
Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . .    24
Principal Stockholders . . . . . . . . . . . . . . . . . . . . . . . .    26
Related Party Transactions . . . . . . . . . . . . . . . . . . . . . .    27
Description of Capital Stock . . . . . . . . . . . . . . . . . . . . .    28
Nevada Anti-takeover Statute and Charter Provisions. . . . . . . . . .    31
Shares Available for Future Sale . . . . . . . . . . . . . . . . . . .    34
Plan of Distribution and Selling Stockholders. . . . . . . . . . . . .    35
Disclosure of Commission Position on
Indemnification for Securities Act Liabilities . . . . . . . . . . . .    36
Market for Common Equity and Related Stockholder Matters . . . . . . .    36
Interest of Named Experts and Counsel. . . . . . . . . . . . . . . . .    37
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
Where You Can Find More Information. . . . . . . . . . . . . . . . . .    37

                               PROSPECTUS SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 4 and the financial statements.

    We are offering up to 200,000 units in this offering. Each unit consists of:

    -     one  share  of  our  common  stock;

    - one Class A redeemable warrant to purchase one share of our common stock at an exercise price of $0.50 per share, expiring 90 days from the completion of this offering;

    - one Class B redeemable warrant to purchase one share of our common stock at an exercise price of $0.50 per share, expiring 180 days from the completion of this offering;

    - one Class C redeemable warrant to purchase one share of our common stock at an exercise price of $0.50 per share, expiring 270 days from the completion of this offering; and

    - one Class D redeemable warrant to purchase one share of our common stock at an exercise price of $0.50 per share, expiring 360 days from the completion of this offering.

    - The Class A warrant, Class B warrant, Class C warrant, and the Class D warrant are collectively referred to as the warrants, and are identical in all respects other than their expiration dates.


                           PREPAID TELECOM CORPORATION

     We are a provider of prepaid cellular phones and products. We intend to market and distribute our products through various retailers throughout the United States. In October 2000, we began offering our products on a market trial basis through a Blockbuster Video (TM) franchisee with over twenty stores located in the South Texas region. Upon the completion of our market trial in South Texas and if we get the approval of the Association of Blockbuster
Franchisee's approval, we intend to begin distributing our prepaid cellular phones and accessories to over 500 Blockbuster Video (TM) franchise locations across the United States. In the future, we intend to expand our distribution network to enter other retailers, such as electronics stores, shopping malls, and discount department stores.

     Our cellular phones are digital, ready-to-use out of the box, and have a pre-set phone number that is activated at the retail store's checkout register. Each phone will have a pre-set number of minutes and customers may buy additional minutes through the purchase of air-time cards, also available at the retail store. Our service will differ from other cellular phone services because our customers can purchase our phone with no contracts, no credit checks, and we believe we will be able to avoid costly overhead through distribution agreements with various national retail stores.

     Our principal executive office is located at 5903 Richmond, Houston, Texas 77057, and our telephone number is (713) 781-3663. All references to we, our, or us, refer to Prepaid Telecom Corporation, a Nevada corporation and our subsidiary, Prepaid Telecom Corporation, a Texas corporation.


                                    THE OFFERING

Units offered . . . . . . . . . We are offering 200,000 units at $0.50 per unit.
                                Each unit consists of one share of common stock and four redeemable warrants each to purchase one share of common stock at an exercise price of $0.50 per share. The common stock and the warrants included in the units are separately transferable at any time after the date of this prospectus.

Common stock outstanding
prior to the offering. . . . .  4,000,000 shares.

Common stock outstanding
after offering if no warrants
are exercised. . . . . . . . .  4,200,000 shares.

Common stock outstanding
after offering if all warrants
are exercised. . . . . . . . .  5,000,000 shares.

Securities being registered. .  200,000  shares  of common stock underlying  the unit, and 800,000 shares of common stock underlying the warrants included in the units.We are not registering the resale of the units and warrants.

Use of proceeds. . . . . . . .  Marketing,   working   capital,   and   general
                                corporate purposes.

     Our common stock is not traded on an exchange, the Nasdaq Small Cap Market or on the OTC Bulletin Board. We can provide no assurance that there will be a market in the future for our common stock.


                           SUMMARY  FINANCIAL  DATA


                                         From Inception to
STATEMENT OF OPERATIONS DATA:           September 30, 2000

Revenues . . . . . . . . . . . .            $            0

General Administrative Expenses.            $      137,958

Net Operating Income Loss. . . .            $      137,958

BALANCE SHEET DATA:               As of September 30, 2000

Total Assets . . . . . . . . . .            $       45,417

Accrued Payables . . . . . . . .            $       32,000

Stockholders' Equity (Deficit) .            $       13,417

                                  RISK FACTORS

     Any investment in our securities involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide to buy our securities. If any of the following risks actually occur, our business would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our securities.

YOU  WILL  HAVE  TO  MAKE  YOUR  INVESTMENT  DECISION  ON THIS LIMITED OPERATING
HISTORY,  WHICH  MAY  NOT  BE  REPRESENTATIVE  OF  OUR  FUTURE  OPERATIONS.

     We have limited operating history for you to analyze or to aid you in making an informed judgement concerning the merits of an investment in our securities. We can provide no assurance that we will be able to successfully generate revenues, operate profitably, or make any distributions to the holders of our securities. We have no business history for you to analyze or to aid you in making an informed judgement as to the merits of an investment in our securities. Any investment in our securities should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject.

WE HAVE HAD LOSSES SINCE INCEPTION, WE EXPECT TO CONTINUE TO HAVE LOSSES AND WE MAY NEVER BECOME PROFITABLE.

     Since inception, we have experienced operating losses for each quarterly and annual period. For the period ended August 31, 2000, we had:

     -     no  revenues;

     -     administrative  expenses  of  $137,958;  and

     -     net  losses  of  $137,958.

     We anticipate increased expenses as we continue to expand and improve our infrastructure, expand our sales and marketing efforts, and pursue additional industry relationships. As an early-stage company, we do not have the operating experience to estimate what the extent of these expenditures will be at this time, but they will increase as we expand. As a result, we expect to incur operating losses for our fiscal year ending December 31, 2000 and beyond. We cannot assure you that we will ever achieve profitability or, if we ever achieve profitability, that it will be sustainable.

WE  WILL  NEED  ADDITIONAL  CAPITAL  FINANCING  IN  THE  FUTURE.

     To execute our business strategy, we will require more capital than we currently have or have commitments to receive. As of August 31, 2000, we had cash reserves of $42,317. We believe we have sufficient current working capital to fund operations through December 1, 2000. After December 1, 2000 and until the close of this offering, we will be dependent on revenue from operations and funding from external sources. We can provide no assurance that revenue from operations will be sufficient to fund operating expenses during that period. In addition, we can provide no assurance that additional capital will be available from other sources. If we are unable to generate significant revenue from operations or obtain capital from external sources after December 1, 2000, we may have to curtail our operations.

     We intend to use the $72,000 in net proceeds to purchase cellular phone inventory, for marketing and promotion and to hire additional employees. We believe that proceeds from this offering and revenue from operations will be sufficient to fund operations and capital requirements until July 2001. If all of the warrants included in the units are exercised, we believe we will have sufficient capital to fund growth and operating expenses through fiscal 2001. However, we may require additional external funds at an earlier date, if the warrants included in the units are not exercised or revenue from operations are insufficient to meet operating expenses. Our failure to obtain additional capital or to generate significant revenue from operations may result in our ceasing to conduct business, curtailing operations, or bringing cash flows into balance by some other method.

OUR FINANCIAL STATEMENTS HAVE LIMITED SIGNIFICANCE AND SHOULD NOT BE USED TO BASE AN EVALUATION OF OUR PROSPECTS.

     As a start-up company having recently been incorporated in October 1999, our audited financial statements represent a substantially short period of time. Thus, our financial statements will have limited significance in rendering an evaluation of our company.

OUR BUSINESS AND MARKETING STRATEGY IS CONTINGENT ON RETAILERS WHO WILL DISTRIBUTE AND/OR MARKET OUR PRODUCTS TO CONSUMERS.

     Our current business and marketing strategy is based on our being able to market and distribute and market our products through various retailers throughout the United States. Once we complete our market trial in South Texas, we intend to initially offer our products through Blockbuster Video (TM) franchisees around the United States, with the approval of the Association of Blockbuster Franchisees. As our business grows or in the event that we cannot distribute our products through Blockbuster Video (TM) franchisees, we intend to enter into distribution agreements with other national retail or discount stores which can distribute our products. To the extent we are unable to enter into distribution agreements with Blockbuster Video (TM) franchises or with other national retail stores, our operations will be materially adversely effected and we will have to revise our business plan or otherwise curtail or cease operations.

WE DEPEND ON SIMPLE COMMUNICATIONS TO SUPPLY OUR CELLULAR TELEPHONES AND PROVIDE OUR CUSTOMERS WITH CELLULAR SERVICE.

     We have a verbal agreement with Simple Communications, LLC which provides that Simple Communications will supply us with refurbished cellular telephones and cellular service though the Sprint PCS wireless network. We intend to reduce this verbal agreement to writing in the near future. In the event that Simple Communications experiences higher demand or low inventory levels, we may be required to delay or reduce product shipments which may adversely effect our customer relationships. In the event that Simple Communications' or Sprint PCS' networks experience equipment failures and service interruptions, or otherwise fail to maintain continuous access to transmission facilities and long distance networks, our business would be materially adversely affected. If access to facilities and networks lasted for any significant amount of time, we may be required to significantly curtail or cease our operations.

WE  OPERATE  OUR  BUSINESS  IN  A  HIGHLY  COMPETITIVE  INDUSTRY.  MANY  OF  OUR
COMPETITORS  ARE  MORE  ESTABLISHED  AND  HAVE  SIGNIFICANTLY GREATER RESOURCES.

     The prepaid phone card segment of the telecommunications services industry is intensely competitive, rapidly evolving and subject to constant technological change. Our prepaid phone cards compete with any medium by which a consumer places a telephone call, including but not limited to:

     -     credit  calling  cards,
     -     collect  calling  services,
     -     cellular  phones,
     -     Internet  telephones,
     -     hotel  telephones,
     -     public  pay  telephones  and
     -     other  long  distance  services.

Many of these products and services are marketed by well-established, successful companies that possess greater financial, marketing, distribution, personnel and other resources than us. Using these resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors, to enter into new markets rapidly and to introduce new products and services. Competitors with greater financial resources also may be able to provide more attractive incentive packages to retailers to encourage them to carry products that compete with our products, or present cost or convenience features which consumers may find attractive. We cannot assure you that we will be able to compete effectively in our markets.

WE MUST RESPOND TO THE RAPID CHANGES IN TECHNOLOGY, SERVICES AND STANDARDS WHICH CHARACTERIZE OUR INDUSTRY.

     The telecommunication services industry is subject to rapid technological change, frequent new product and service introductions and evolving industry standards. We believe that our future success will depend largely on our ability to anticipate or adapt to those changes and to offer, on a timely basis, services and products that meet these evolving standards. We expect our competitors to develop and introduce new products and services, and enhancements to existing products and services. New telecommunications technology, including personal communication services and voice communication over the Internet, may reduce demand for long distance services, including prepaid phone cards. We cannot assure you that we will respond successfully to these or other technological changes, evolving industry standards or to new products and services offered by our current and future competitors.

THE LOSS OF OUR CHIEF EXECUTIVE OFFICER OR OUR OTHER KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

     Our success is dependent upon the continued service and skills of our key management. If we lose the services of any of these key personnel, it could have a negative impact on our business because of their unique skills, years of industry experience, and the difficulty of promptly finding qualified replacement personnel. Particularly, the services of Patrick W. Stephenson, our founder and chief executive officer, would be difficult to replace. We do not intend to maintain key-man life insurance policies covering any of our employees.

ANY RETURN ON YOUR INVESTMENT WILL DEPEND ON YOUR ABILITY TO SELL OUR COMMON STOCK AT A PROFIT AND WILL LIKELY NOT BE FROM DIVIDENDS.

     Some investors favor companies that pay dividends. We have never declared or paid any dividends. In addition, we do not anticipate that we will declare dividends in the near future. Instead, we will retain any earnings for use in our business. As a result, your return on an investment in our stock will likely depend on your ability to sell our stock at a profit, and since there is currently no market for our stock and there can be no assurance that a market will develop, you may never be able to realize a return on your investment.

EVEN  AFTER  THE  OFFERING,  MANAGEMENT  WILL  MAINTAIN  THE  MAJORITY OF VOTES.

     Prior to this offering, 69% of the outstanding shares of our common stock are beneficially owned by our officers and directors, Patrick W. Stephenson, Frank Neukomm, Robert L. Wharton, and James Hausman. Our officers and directors will beneficially own, in the aggregate, no less than approximately 66% of the outstanding shares of common stock after this offering, and no less than approximately 55% of the outstanding shares of common stock if all of the warrants included in the units are exercised. Accordingly, these people, acting together, will possess the majority of the stockholder votes, and will be in a position to control our affairs. If you purchase shares in this offering, you will be a minority stockholder and, although entitled to vote on matters submitted for a vote of the stockholders, you will not be able to control the outcome of any vote.

SINCE AT THE PRESENT TIME THERE IS NO MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO SELL YOUR COMMON STOCK.

     Prior to this offering, there has been no public market for our securities. Even if all the units offered are sold, there can be no assurance that our common stock will be approved for listing. Although we anticipate that upon completion of this offering, our common stock will be eligible for inclusion on the OTC Bulletin Board, we cannot be certain that the common stock will be listed on the OTC Bulletin Board on a timely basis, if at all. It is not anticipated that we will be listed on an exchange, the Nasdaq Small Cap Market or on the Nasdaq National Market. Consequently, we cannot be certain that a regular trading market for our common stock will develop after this offering is completed. If a trading market does in fact develop for our common stock, we cannot be certain that it will be sustained. If for any reason our common stock is not listed on the OTC Bulletin Board, or a public trading market does not develop, you may have difficulty in selling your securities should you desire to do so.

IF WE BECOME SUBJECT TO SEC REGULATIONS RELATING TO LOW-PRICED STOCKS, THE MARKET FOR OUR COMMON STOCK COULD BE ADVERSELY EFFECTED.

     The SEC has adopted regulations concerning low-priced or penny stocks. The regulations generally define penny stock to be any equity security that has a market price less than $5.00 per share or an exercise price less than $5.00 per share. The additional burdens imposed upon broker-dealers by these penny stock requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of our common stock and your ability as purchasers to sell our common stock in the secondary market. In addition, it is unlikely that any bank or financial institution will accept penny stock as collateral, which could have an adverse effect in developing or sustaining any market for our common stock.

YOU MAY SUFFER A POTENTIAL LOSS OF APPRECIATION IN OUR COMMON STOCK IF WE REDEEM OUR WARRANTS BEFORE YOU CAN EXERCISE THEM FOR SHARES OF OUR COMMON STOCK.

     We may redeem the warrants, at any time, upon 15 days written notice, at a price of $.01 per warrant, provided that the closing bid quotation of our common stock for 10 out of 20 trading days prior to the date the warrants are called for redemption is: (1) $.75 per share for each warrant. The warrants will be exercisable until the close of business on the date fixed for redemption. Since we presently intend to call the warrants at the earliest possible date, you should assume that we would call the warrants for redemption if the criteria were met. This right will, if exercised, force you to either exercise your warrants at a possibly unfavorable time or to lose the benefits that may accrue to them as a result of the increase, if any, in the market price of our common stock.

WE HAVE A REQUIREMENT TO KEEP OUR PROSPECTUS AND STATE BLUE SKY REGISTRATION CURRENT, AND OUR FAILURE TO DO SO MAY LIMIT YOUR ABILITY TO TRADE OUR SECURITIES.

     We will be able to issue shares of our common stock upon the exercise of the warrants only if (1) there is a current prospectus relating to the securities offered under an effective registration statement filed with the SEC, and (2) the common stock is then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of warrants reside. Although we intend to maintain a current registration statement, there can be no assurance, however, that we will be successful in maintaining a current registration statement. After a registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post-effective amendment is required when facts or events have occurred which represent a material change in the information contained in the registration statement.

     We intend to qualify the sale of common stock in a limited number of states, although certain exemptions under certain state securities laws may permit the common stock to be transferred to purchasers in states other than those in which the common stock was initially qualified.

     Qualification for the exercise of the warrants in the states is essential for the establishment of a trading market in the securities. We can make no assurances that we will be able to qualify our securities in any state. We will be prevented, however, from issuing common stock upon exercise of the warrants in those states where exemptions are unavailable and we have failed to qualify the common stock issuable upon exercise of the warrants. We may decide not to seek, or may not be able to obtain qualification of the issuance of common stock in all of the states in which the ultimate purchasers of the warrants reside. In that event, the warrants of those purchasers will expire and have no value if the warrants cannot be exercised or sold.

THE DETERMINATION OF THE PRICES OF THE UNITS AND WARRANTS WERE ARBITRARILY DETERMINED BY OUR BOARD OF DIRECTORS.

     The price for the units and exercise price for the warrants was determined by our board of directors and is not based on an independent valuation of our assets or other recognized criteria of investment value, such as book value, cash flow, earnings, or financial condition. The prices, therefore, do not indicate that the common stock has a value or can be resold. We cannot assure you that if a trading market develops in our common stock, that it will trade at prices in excess of the exercise price of the warrants at any time.

FUTURE  SALES  OF  OUR  STOCK  COULD  CAUSE  OUR  STOCK  PRICE  TO  FALL.

     As of October 15, 2000, we had issued 4,000,000 shares of common stock. Subject to Rule 144, approximately 32% or 1,260,000 shares of common stock will be freely tradeable by April 2001 and substantially all the currently issued and outstanding common stock will be freely tradeable by July 2001. As the restrictions on resale end and these shares are sold into the market, the price of our common stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

             A NOTE REGARDING THE USE OF FORWARD-LOOKING STATEMENTS

     This prospectus, including the sections entitled Prospectus Summary, Risk Factors, Management's Discussion and Analysis of Financial Condition and Results of Operations and Business, contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. These risks and other factors include those listed under the Risk Factors section and elsewhere in this prospectus.

     In some cases, you can identify forward-looking statements by terminology such as may, will, should, expects, plans, anticipates, believes, estimates, predicts, potential, or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under the Risk Factors section.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform our prior statements to actual results.

                                 USE OF PROCEEDS

     We will receive net proceeds of $72,000 from the sale of 200,000 units, after deducting sales commissions and estimated offering expenses of $15,000. We intend to utilize the $72,000 of net proceeds for marketing, to purchase inventory, including handsets, vehicle chargers, cases, batteries, other accessories and for general corporate purposes. With current working capital requirements of approximately $10,000 per month, we believe that the net proceeds from the sale of units will last through June 30, 2001. However, a decrease in expected revenues resulting from adverse economic conditions or otherwise, unforeseen costs, insufficient market penetration and any new product introductions could shorten the period during which the current working capital may be expected to satisfy our capital requirements.

     Assuming exercise of all warrants, we will receive gross proceeds of $400,000. We will use the proceeds for working capital and will have broad discretion in the application of those proceeds. We believe the net proceeds from the exercise of the warrants will be sufficient to fund working capital requirements through fiscal 2001. As there are no commitments from the holders of the warrants to exercise the securities, there can be no assurance that any of the warrants will be exercised. We will receive no proceeds from the resale of shares underlying the warrants.

                                 DIVIDEND POLICY

     We have not declared or paid cash dividends on our common stock to date. Our current policy is to retain earnings, if any, to provide funds for operating and expansion of our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

                         DETERMINATION OF OFFERING PRICE

     There is no market for trading our securities. The price of shares of the units and the exercise price of the warrants has been arbitrarily determined and does not bear any relationship to any valuation of the assets, book value, or prospective earnings of the company.

                                    DILUTION

     The following table shows on a pro forma basis determined as of August 31, 2000, the difference between existing stockholders and new investors purchasing units in this offering.

     As of August 31, 2000, the net tangible book value of our common stock was $13,417 or $0.00 per share. The net tangible book value per share represents the amount of total tangible assets less total liabilities of the our company. The following tables summarize the total consideration paid and the average price per share paid by the existing shareholders and by the new investors purchasing units in this offering, without taking into account any changes in net tangible book value after August 31, 2000, other than to give effect to (1) the issuance of 200,000 shares of common stock issued on the sale of the units in this offering, as shown in Table 1, and to give effect to (2) the additional issuance of 800,000 shares of common stock issued upon the exercise of all warrants, as shown in Table 2. Both tables take into account sales commissions and offering expenses of approximately $28,000.

                  TABLE 1 - ASSUMING NO WARRANTS ARE EXERCISED

     Assuming no warrants are exercised, the pro forma book value of our common stock will be $98,417 or $0.02 per share after the offering. This represents an immediate increase in net tangible book value per share of $0.02 to our existing stockholders and immediate dilution in net tangible book value of $.48 per share to you. The following table illustrates the dilution:

Offering price per share of common stock. . . . . . . . . .               $0.50

Net tangible book value per share of outstanding
common stock prior to offering . . . . . . . . . . . . . . .  $0.00

Increase attributable to new investors . . . . . . . . . . .  $0.02
                                                              -----

Net tangible book value per share of common stock
after offering. . . . . . . . . . . . . . . . . . . . . . .               $0.02
                                                                          -----

Per share dilution to new investors . . . . . . . . . . . .               $0.48
                                                                          =====

                  TABLE 2 - ASSUMING ALL WARRANTS ARE EXERCISED

     Assuming allwarrants are exercised, the pro forma book value of our common stock will be $485,417 or $0.10 per share after the offering. This represents an immediate increase in net tangible book value per share of $0.10 or $0.10 per share to our existing stockholders and immediate dilution in net tangible book value of $.40 per share to you. The following table illustrates the dilution:


Offering price per share of common stock. . . . . . . . . .               $0.50

Net tangible book value per share of outstanding
common stock prior to offering . . . . . . . . . . . . . . .  $0.00

Increase attributable to new investors . . . . . . . . . . .  $0.10
                                                              -----

Net tangible book value per share of common stock
after offering. . . . . . . . . . . . . . . . . . . . . . .               $0.10
                                                                          -----

Per share dilution to new investors . . . . . . . . . . . .               $0.40
                                                                          =====


     The following tables sets forth the total number of shares of common stock purchased from Prepaid Telecom, the total consideration recorded and the average price per share for (1) the existing holders of our common stock and (2) the investors purchasing shares of common stock through the purchase of units in this offering. Table 1 assumes none of the warrants are exercised and Table 2 assumes all of the warrants are exercised. The total consideration paid in both tables is prior to the payment of sales commissions and offering expenses.

                  TABLE 1 - ASSUMING NO WARRANTS ARE EXERCISED

                        SHARES PURCHASED     TOTAL CONSIDERATION     AVERAGE PRICE PER SHARE
                        ---------------      -------------------     -----------------------
                        NUMBER    PERCENT    AMOUNT   PERCENT
                        ------    -------    ------   -------


Existing shareholders  4,000,000     95.2%   148,375     59.8%                 $0.04

New shareholders. . .    200,000      4.8%  $100,000     40.2%                 $0.50
                         -------      ----  --------     -----                 -----
    Total . . . . . .  4,200,000      100%  $248,375      100%                 $0.06
                       =========      ====  ========     =====                 =====

                    TABLE  2  -  ASSUMING  ALL  WARRANTS  ARE  EXERCISED

                        SHARES PURCHASED     TOTAL CONSIDERATION     AVERAGE PRICE PER SHARE
                        ----------------     -------------------     -----------------------
                        NUMBER    PERCENT    AMOUNT     PERCENT
                        ------    -------    ------     -------

Existing shareholders  4,000,000       80%  $148,375      22.8%                 $0.04

New shareholders. . .    100,000       20%  $500,000      77.2%                 $0.50
                         -------      ----  --------      -----                 -----
    Total . . . . . .  5,000,000      100%  $648,375       100%                 $0.13
                       =========      ====  ========      =====                 =====

                                 CAPITALIZATION

     The following table sets forth our capitalization as of August 31, 2000 and as adjusted on a pro forma basis to give effect to the issuance and sale of the units. This table should be reviewed in conjunction with our August 31, 2000 audited financial statements and the notes thereto which are part of this prospectus:

                                                          PRO FORMA
                                              ACTUAL     AS ADJUSTED
                                            ----------  -------------

Long-term Debt . . . . . . . . . . . . . .  $       0   $          0

Stockholder's Equity:
Common Stock, $0.001 par value per
share; 24,000,000 shares authorized;
4,000,000 shares issued and outstanding;
4,200,000 shares, issued and outstanding,
respectively, as adjusted. . . . . . . . .      4,000          4,200

Preferred Stock, $.001 par value per
share; 1,000,000 shares authorized;
none issued and outstanding. . . . . . . .         --             --

Additional Paid-In Capital . . . . . . . .    147,375        219,175

(Accumulated Deficit). . . . . . . . . . .   (137,958)      (137,958)

Total Stockholders' Equity (Deficit) . . .  $  13,417   $     85,417
                                            ----------  -------------

Total Capitalization . . . . . . . . . . .  $  13,417   $     85,417
                                            ==========  =============

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL  CONDITION  AND  PLAN  OF  OPERATIONS

     The following discussion should be read in conjunction with our financial statements.

GENERAL

     We are a development stage company with a limited operating history. We were incorporated in October 1999 and have conducted limited business operations as we have had limited cash and assets. To date, we have concentrated on raising the necessary capital in order to develop our business strategy. As of August 31, 2000, we had not generated any revenues. Our fiscal year is December
31. The financial information contained in this prospectus is for the period from July 2, 1999 (inception of Prepaid Telecom-Texas) to August 31, 2000.

     We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets such as wireless communications industry. We will encounter various risks in implementing and executing our business strategy. We can provide no assurance that we will be successful in addressing those risks, and the failure to do so could have a material adverse effect on our business.

     From inception through August 31, 2000, we have utilized funds obtained through private placements totaling approximately $148,750. Accordingly, we have not recorded any revenues and have incurred net losses from operations totaling approximately ($137,958) from inception through August 31, 2000.

     We were organized as a Nevada corporation in October 1999. In July 2000, we completed a "B" reorganization with Prepaid Telecom Corporation, a Texas corporation, which was formed in July 1999 to market and distribute prepaid phones and services on a national basis. In the "B" reorganization, we acquired all of the issued and outstanding common stock of Prepaid Telecom-Texas from three shareholders in exchange for 2,625,000 shares, or approximately 65.6% of our issued and outstanding post-merger shares of common stock.

PLAN  OF  OPERATIONS  FOR  FISCAL  2001

     We are a development stage company with no revenues since inception. Our operating expenses are approximately $10,000 per month, which includes marketing expenses, administrative expenses, and general working capital purposes. Our future level of operations will be dependent on future cash availability. We have three employees, two of which are full-time, who are drawing minimal salaries. We have limited fixed overhead obligations to date.

     As of August 31, 2000, we had cash in the amount of $48,317 and administrative expenses which were approximately $97,412, which includes general and administrative expenses and professional fees. Since inception, we have sold 1,375,000 shares of common stock for aggregate gross proceeds of $148,750. We are currently using the funds from these private placements to purchase the inventory and air time necessary to complete our market trial in South Texas which began in October 2000.

     On the closing of this offering we intend to use the $72,000 in net proceeds to further our business plan by purchasing additional equipment and accessories and hiring additional marketing personnel necessary so that we may quickly develop and expand our business into other geographic regions.

     We have not generated any revenues. Our operating expenses were reduced because of our lack of funds. We believe we will begin generating significant revenues by November 2000, depending on the results of our market trial in South Texas.

LIQUIDITY  AND  CAPITAL  RESOURCES

     As of August 31, 2000, we had working capital of $13,417 and had negative cash flows from operations of approximately $103,333 since inception. We anticipate incurring losses from operations during the current fiscal year.

     We estimate that our current cash reserves and any revenue from operations will provide sufficient liquidity until the completion of our South Texas market trial in December 2000. After December 1, 2000 and through the closing of this offering, we intend to rely on revenue from operations or funds from external sources. However, this period may be shortened if we generate less revenue than anticipated or we experience increased competition and higher costs associated with inventories and cellular service. We can provide no assurance that revenue from operations will be sufficient to provide adequate working capital to fund our current operating expenses or that external funding will be available to us.

     In fiscal 2001, we anticipate having positive cash flow from operations. However, at the present time we cannot estimate when, or if, our operations will generate positive cash flows from operations.

     On the close of this offering, we intend to use the $72,000 in net proceeds to purchase additional inventories, for marketing expenses in connection with expanding our business nationally, to hire additional employees to institute our business plan, and for general working capital purposes. We believe the net proceeds from this offering, assuming no warrants are exercised, will be sufficient to fund operations through June 2001. After June 2001, we anticipate being dependent upon revenue from operations or funds from external sources. If all of the warrants issued in this offering are exercised, we will be able to fund working capital expenditures through fiscal 2001. However, if revenue is less than anticipated or the warrants are not exercised, we may be required to seek financing through additional best efforts equity offerings, joint ventures or other collaborative relationships, borrowings, and other sources.

     In the event that revenues are less than expected and we are unable to raise additional financing, we may need to curtail operations or sell assets. We do not have any significant credit facilities available with financial institutions or other third parties and until we can generate positive cash flow from operations, we will be dependent upon external sources of best-efforts financing. We can provide no assurance that we will be successful in any future financing effort to obtain the necessary working capital to support our operations. Therefore, on a short-term basis, or during calendar year 2001, we may require additional funding. Since we are not able to estimate when we will be able to generate positive cash flows from operations, this funding will need to be external funding. On a long-term basis, or after calendar year 2001, we may also require additional external financing.

                                    BUSINESS

GENERAL

     We are a provider of prepaid cellular phones and products. We intend to market and distribute our products through various retailers throughout the United States. In October 2000, we began offering our products on a market trial basis through a Blockbuster Video (TM) franchisee with over twenty stores located in the South Texas region. Upon the completion of our market trial in South Texas and with the approval of the Association of Blockbuster Franchisees's approval, we intend to being distributing our prepaid cellular phones and accessories to over 500 Blockbuster Video (TM) franchise locations across the United States. In the future we intend to expand our distribution network to enter other retailers, such as electronics stores, shopping malls, and discount department stores.

     Our cellular phones are digital, ready-to-use out of the box, and have a pre-set phone number that is activated at the retail store's checkout register. Each phone will have a pre-set number of minutes and customers may buy additional minutes through the purchase of air-time cards, also available at the retail store. Our service will differ from other cellular phone services because our customers can purchase our phone with no contracts, no credit checks, and we will be able to avoid costly overhead through distribution agreements with various national retail stores.

INDUSTRY  BACKGROUND

     Wireless communications systems use a variety of radio frequencies to transmit voice and data. Broadly defined, the wireless communications industry includes one-way radio applications, such as paging or beeper services, and two-way radio applications, such as wireless personal communications services, cellular telephone services and enhanced specialized mobile radio service.

     Since the introduction of commercial cellular service in 1983, the wireless communications industry has experienced dramatic growth. The number of wireless subscribers for cellular, wireless personal communications services and enhanced specialized mobile radio service has increased by greater than one hundred times.

     We believe this growth is expected to be driven largely by a substantial projected increase in the number of wireless personal communications services users.

     We believe that the total wireless industry penetration, defined as the number of wireless subscribers nationwide divided by total United States population, will approach nearly half the U.S. population.

     We believe that a significant portion of the predicted growth in the consumer market for wireless telecommunications will result from:

     -     anticipated  declines  in  costs  of  service;
     -     increased  versatility;  and
     - increased awareness of the productivity, convenience and privacy benefits associated with the services offered by wireless personal communications services providers.

     We also believe that the rapid growth in the use of notebook computers and personal digital assistants, combined with emerging software applications for delivery of electronic mail, fax and database searching, will contribute to the growing demand for wireless services.

BUSINESS  STRATEGY

     During the past five years, banks and retail stores have made a strong push to expand consumer credit and lower credit requirements. As a result, we believe the institutions and retail outlets extended credit to people who have overspent their income, and find it difficult to make even minimal monthly payments. This is a principal reason why we have determined to offer products and services on a pre-paid basis. With such a large number of prospects for prepaid cellular services-a number that we believe would increase substantially in the event of any economic downturn-the potential untapped market for prepaid services among persons and firms without adequate credit could be substantial. Many cellular service providers require potential customers to place a deposit with the provider as a condition of sale of service, yet many of these potential customers cannot make the deposit.

     To be successful in this market, we believe having a marketing distribution channel capable of high volume is essential. We believe that expanding our market to Blockbuster Video (TM) franchises around the United States and other retail outfits will meet just that need.

     We believe that we have certain competitive advantages to traditional cellular service providers. We will not charge a monthly access fee for our prepaid service, unlike many of our competitors. We intend to offer a plan that provides customers with both equipment and specified amount of time on a prepaid basis, giving the customer the benefit of buying only what they want to spend on airtime while (1) eliminating our credit risk, (2) substantially reducing our receivable reserves, together with labor, software and overhead items required to monitor receivables and (3) making the float attributable to the prepayments available to increase opportunities for internally-financed growth.

DIGITAL  SERVICE

     We intend to resell digital service. These are carriers in the United States which can provide a nationwide digital footprint or signal coverage area. Digital service provides the capability to utilize a myriad of emerging new technologies including rapid and low cost, easy access to the Internet. In addition to e-mail text messaging, instant stock quotes and global positioning features, the new digital service will introduce animated handset display advertising. A separate revenue stream resulting from advertising revenues may eventually defer the total cost of the handset to the subscriber. The low entry fee of free handsets brought about by display advertising alone could expand the use of prepaid airtime users exponentially. We intend that other prepaid services such as paging and long distance will be routinely integrated into our services.

SEASONALITY

     Our business is subject to seasonality because the wireless industry is heavily dependent on fourth quarter results. Among other things, the industry relies on significantly higher customer additions and handset sales in the fourth quarter as compared to the other three calendar quarters. A number of factors contribute to this trend, including the increasing use of retail distribution, which is dependent upon the year-end holiday shopping season, the timing of new product and service announcements and introductions, competitive pricing pressures and aggressive marketing and promotions.

MARKETING  STRATEGY

     We are currently conducting a market trial in South Texas through over twenty Blockbuster Video (TM) franchise stores. Upon the completion of our market trial, we intend to initially offer our prepaid phones, service and accessories to the Association of Blockbuster Franchisees, or ABF for distribution throughout the United States in over 500 Blockbuster Video (TM) franchise stores. We currently do not have an agreement with the ABF. As we grow or in the event that we do not distribute our products through Blockbuster Video (TM) franchise stores, we intend to distribute our prepaid phones, service and accessories through other national retail and discount stores.

COMPETITION

     The market for cellular services to consumers is highly competitive and subject to rapid change. A number of companies currently offer the services we offer. In addition, many wireless carriers are providing or can provide, in-house, the services that we offer. Trends in the wireless telephone industry, including greater consolidation and technological or other developments that make it simpler or more cost-effective for wireless carriers to provide services themselves, could affect demand for our services and could make it more difficult for us to offer a cost-effective alternative to a wireless carrier's in-house capabilities.

     In addition, we anticipate continued growth in the prepaid cellular services industry, and consequently, the entrance of new competitors in the future. Our principal competitors in the prepaid cellular service market, are Brite Voice Systems, Inc., National Telemanagement Corporation, and Verizon Wireless, Inc. We believe that the principal competitive factors in prepaid cellular services industry include the ability to identify and respond to customer needs, quality and breadth of service offerings, price and technical expertise.

     Our ability to compete also depends in part on a number of competitive factors outside our control, including the ability to hire and retain employees, the development by others of products and services that are competitive with the our products and services, the price at which others offer comparable products and services and the extent of our competitors' responsiveness to customer needs. There can be no assurance that we will be able to continue to compete successfully with our existing competitors or with new competitors.

GOVERNMENT  REGULATION

     The Federal Communications Commission, under the terms of the Communications Act of 1934, as amended, including the Telecommunications Act of 1996, regulates interstate communications and use of radio spectrum, including entry, exit, rates and terms of operation. We presently neither operate any facilities utilizing radio spectrum nor have any facilities-based services involving interstate communications. Consequently, we are not required to and do not hold any licenses or other authorizations issued by the FCC. However, our cellular service suppliers, the wireless carriers, are regulated at both the federal and state levels. Regulation may decrease the growth of the wireless telephone industry, affect the development of the cellular service market, limit the number of potential customers for our services or impede our ability to offer competitive services to the wireless market or otherwise have a material adverse effect on our business and results of operations. At the same time, the Telecommunications Act of 1996, a deregulatory measure, may cause changes in the industry, including entrance of new competitors and industry consolidation, which could in turn affect our cost of doing business or otherwise have a material effect on the our business.

EMPLOYEES

     As of August 31, 2000, we employed three persons, one on a part-time basis, including management, sales, and office employees. No employees are covered by a collective bargaining agreement. Management considers relations with its employees to be satisfactory.

LEGAL  PROCEEDINGS

     There are currently no legal proceedings pending to which we are a party or to which any of our properties are subject.

FACILITIES

     Our headquarters are located in Houston, Texas at a leased facility that is approximately 1,000 square feet. In July 1999, Cellular 99, a sole proprietorship operated by Mr. Stephenson, assigned his rights to Prepaid Telecom under a lease agreement. The lease expires in April 2001. We believe our lease rates to be competitive in the market. At the present time, we consider this space to be adequate to meet our needs.

                                   MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

     Our  directors  and  executive  officers  are:


NAME                   AGE             POSITION
----                   ---             --------

Patrick W. Stephenson   58    President, Chief Executive
                                Officer, and Director

Frank R. Neukomm        51      Vice  President-Business
                                Development and Director

Robert L. Wharton       51    Vice President-Treasurer and
                                       Director

James E. Hausman        43    Chief  Financial Officer, Vice
                              President-Finance and Director


     Patrick W. Stephenson has served as the director, chief executive officer, president and director of the company since its inception. Since January 1997, Mr. Stephenson has been the president of Prepaid Wireless Services, a cellular consulting firm based in Houston, Texas which specializes in the nationwide prepaid segment of the cellular industry. From June 1994 to December 1996, Mr. Stephenson held the position as general manager and consultant to CellStar Corporation's South American operations in Bogota, Colombia. In 1983, Mr. Stephenson founded Unitel Corporation, which had cellular operations in Texas and Mexico City, which he sold to MxINV in 1993. Mr. Stephenson has worked in the telecommunications industry since 1970. Mr. Stephenson currently operates Cellular 99, a sole proprietorship which began operations in June 1998 and which provides consulting services to telecommunications businesses in Houston, Texas. Mr. Stephenson was educated at the University of Houston, College of Technology and is a graduate of the Course Study, Harvard School for Business Professionals.

     Frank R. Neukomm has served as a director and vice president since inception. Since 1995, Mr. Neukomm has served as the president and chief executive officer of FirstChoice Communications, Inc., a consulting and investment banking company specializing in the telecommunications industry based in Houston, Texas. Mr. Neukomm has worked in the telecommunications industry for over twenty years with companies such as Southwestern Bell (now SBC Communications), Celltech, and Pat Thompson Company.

     Robert L. Wharton has served as a director, vice president and secretary since inception. Since September 1998, Mr. Wharton has served as the controller of The Abbey Group, Inc., an equipment rental business located in Houston, Texas. From April 1998 to September 1998, Mr. Wharton was a sales representative for First Tennessee Bank. From September 1993 to April 1998, Mr. Wharton was the sales manager for Personalized Business Service, a bookkeeping and tax preparation service based in Houston, Texas. Since August 1999, Mr. Wharton has provided consulting services to Cellular 99.

     James E. Hausman has served as a director and as our chief financial officer and vice president of finance since March 2000. From 1988 to January 2000, Mr. Hausman served as the vice president of finance and administration of Houston Cellular Telephone Company, a Houston, Texas cellular phone service provider with revenues of approximately $300 million. Mr. Hausman received his bachelor of science in accounting from the University of Kentucky. Mr. Hausman is a licensed certified public accountant.

     All directors will hold office until our next annual meeting. All our executive officers are chosen by the board of directors and serve at the board's discretion. There are no family relationships among the officers and directors. Directors are not paid compensation for attending meetings, other than reimbursements for expenses incurred in attendance. At this time, we do not have an audit, compensation, or nominating committee.


                             EXECUTIVE COMPENSATION

     The following table contains compensation data for our chief executive officer from inception until the date of this prospectus. No other executive officer has received in excess of $100,000 in compensation during the last three fiscal years.

                                       SUMMARY COMPENSATION TABLE

                                                              ANNUAL       LONG TERM COMPENSATION
                                                              ------       ----------------------
                                                           COMPENSATION
                                                           ------------
Name and Principal Position                   Fiscal Year  Salary($)      Restricted Stock Award($)
---------------------------                   -----------  ---------      -------------------------
Patrick W. Stephenson                                2000         50,000                          -
     President, Chief Executive Officer, and
     Director                                        1999         27,625                      2,494

EMPLOYEE  AGREEMENTS

     In July 1999, we entered into an employment agreement with Mr. Stephenson ending July 2002, which provides for a monthly base salary of $6,250. The employment agreement provides for a bonus and raises to be awarded at the discretion of the board of directors.

     The agreement may be terminated by either party. If Mr. Stephenson terminates the employment agreement for Good Reason or if we terminate the agreement without cause, Mr. Stephenson is entitled to his base salary for a period of 60 days from the date of termination. If Mr. Stephenson terminates the agreement without Good Reason or if the agreement is terminated with cause or Mr. Stephenson's death or disability, Mr. Stephenson is entitled to his accrued salary and any earned but unpaid bonus. Good Reason means any material failure to pay compensation or benefits under the agreement.

     In July 1999, we entered into an employment agreement with Mr. Neukomm to serve as Vice President-Business Development ending July 2002, which provides for a monthly base salary of $5,000. The employment agreement provides for a bonus to be awarded at the discretion of the board of directors. The agreement may be terminated by either party and on the same terms and conditions as in Mr. Stephenson's employment agreement.

     In July 1999, we entered into an employment agreement with Robert Wharton to serve as our Vice President-Treasurer ending July 2002, which provides for a monthly base salary of $1,000. The consulting agreement may be terminated by either party on the same terms and conditions as in Mr. Stephenson's employment agreement.

     In March 2000, we entered into a consulting agreement with James Hausman to serve as our Chief Financial Officer and Vice President-Finance ending March 2003, which provides for a monthly base salary of $5,000. The consulting agreement may be terminated by either party on the same terms and conditions as in Mr. Stephenson's employment agreement.

     Messrs. Neukomm and Wharton began to perform services on behalf of Prepaid Telecom in July 2000. Both have agreed to waive all salaries owed to them prior to August 31, 2000, except for accrued salaries totaling $17,000. No salary had accrued for Mr. Hausman as of August 31, 2000. We are currently operating on a limited budget and will continue to accrue their salaries until we begin to generate revenue.

STOCK  OPTIONS  AND  WARRANTS

     In August 2000, the board of directors approved and our stockholders adopted the 2000 Stock Option Plan. Pursuant to the plan, options to purchase 2,000,000 shares of common stock may be granted to employees, officers, directors, and consultants of the company. Options granted under the plan generally expire five to ten years after the date of grant. Currently, no options to purchase shares have been issued, and 2,000,000 shares were available for future grants under the plan.

LIMITATION  OF  DIRECTORS'  LIABILITY

     Our articles of incorporation and bylaws eliminates, subject to certain exceptions, the personal liability of directors of the company or its stockholders for monetary damages for breaches of fiduciary duty. The articles of incorporation and bylaws do not permit eliminating or limiting the personal liability of a director for (a) any breach of the director's duty of loyalty to us or to our stockholders, (b) acts or omissions not in good faith that constitutes a breach of duty of the director or which involve intentional misconduct or a knowing violation of law, (c) any transaction from which the director derives an improper personal benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (d) an act or omission for which the liability of a director is expressly provided by an applicable statute. This provision of the articles of incorporation and bylaws will limit the remedies available to the stockholder who is dissatisfied with a decision of the board of directors protected by this provision. In this type of situation, the stockholder's only remedy may be to bring a suit to prevent the action of the board. This remedy may not be effective in many situations, because stockholders are often unaware of a transaction or an event prior to board action in respect of the transaction or event. In these cases, the stockholders could be injured by a board's decision and have no effective remedy.

     PRINCIPAL  STOCKHOLDERS

     The table below sets forth, as of August 31, 2000, the beneficial ownership of common stock of:

     -     our  directors;

     -     our  named  executive  officers;

     -     the  holders  of  five  percent  or  more  of  our common stock; and

     -     our  officers  and  directors  as  a  group.

                      NUMBER OF SHARES OF
     NAME OF              COMMON STOCK          PERCENTAGE OF OWNERSHIP
BENEFICIAL OWNERS      BENEFICIALLY OWNED       -----------------------
-----------------      ------------------              Assuming no  Assuming all
                                           Prior to     Warrants       Warrants
                                           Offering     Exercised      Exercised

Patrick W. Stephenson       2,543,750         64.1%         61.0%          51.2%

Frank R. Neukomm              175,625          4.4%          4.2%           3.5%

Robert L. Wharton                   -            -             -              -

James E. Hausman               20,000  less than 1%  less than 1%   less than 1%

All officers and directors
as a group, (4) persons. .  2,739,975         69.0%         65.7%          55.1%


     The address of each person listed on the table is 5903 Richmond Avenue, Houston, Texas 77057, except for Mr. Neukomm, whose business address is 6601 Kirby Drive, Suite 600, Houston, Texas 77005.

     The 175,625 shares beneficially owned by Mr. Neukomm, include 20,000 shares held by the Neukomm Children's Trust of which he is the trustee, and 20,000 shares held by his wife.

     The shares of common stock beneficially owned by Mr. Stephenson include 50,000 shares held by his wife.

     We have determined beneficial ownership in accordance with the rules of the SEC. We have assumed unless otherwise indicated below that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.


                           RELATED PARTY TRANSACTIONS

     In July 1999, Prepaid Telecom-Texas issued to Patrick Stephenson, 2,493,750 shares of common stock for services rendered, Frank Neukomm, 65,625 shares of common stock for services rendered, and J.T. Williams, 65,625 shares of common stock for services rendered.

     In July 2000, we entered into a reorganization agreement with Prepaid Telecom-Texas, where we purchased all 2,625,000 shares issued and outstanding shares of Prepaid Telecom-Texas common stock. In exchange we issued to the three shareholders of Prepaid Telecom-Texas, Messrs. Stephenson, Neukomm, and Williams, an aggregate of 2,625,000 shares of Prepaid Telecom-Nevada common stock.


                          DESCRIPTION OF CAPITAL STOCK

UNITS

     We are offering 200,000 units, each consisting of one share of common stock and four redeemable warrants to purchase common stock. The common stock and warrants comprising a unit will be detachable and separately transferable.

COMMON  STOCK

     We are authorized to issue up to 24,000,000 shares of common stock, par value $.001. As of August 31, 2000, there were 4,000,000 shares of common stock issued and outstanding, no shares have been reserved for issuance upon the exercise of warrants. We have reserved for issuance up to 2,000,000 shares of common stock underlying our 2000 Stock Option Plan.

     The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

CLASS  A  WARRANTS

     Included in each unit is one (1) Class A warrant. At the close of the offering, there will be 200,000 Class A warrants outstanding.

     General. The following is a brief summary of the material provisions of the Class A warrants included in the units. This summary does not purport to be complete and is qualified in all respects by reference to the actual terms and provisions of the warrant agreement. A copy of the agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

     Rights to Purchase Shares of Common Stock. Each Class A warrant will entitle the registered holder to purchase one share of common stock at an exercise price of $0.50 per share for a period of ninety (90) day from the close of this offering. The exercise price of the Class A warrants bears no relation to any objective criteria of value, and should in no event be regarded as an indication of any future market price of the securities offered.

     Method of Exercise. Each holder of a Class A warrant may exercise the Class A warrant by surrendering the certificate evidencing the warrant, with the form of election to purchase on the reverse side of the certificate properly completed and executed, together with payment of the exercise price to Prepaid Telecom at it principal office in Houston, Texas. The exercise price will be payable in United States dollars or by certified or official bank check or other check acceptable to Prepaid Telecom payable in United States dollars to the order of Prepaid Telecom Corporation. No adjustment as to any dividends with respect to the shares of common stock will be made upon an exercise of warrants. If less than all of the Class A warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of warrants. Certificates evidencing the Class A warrants may be exchanged for new certificates of different denominations by presenting the warrant certificates at Prepaid Telecom's principal office.

     Anti-Dilution Adjustments. The exercise price and the number of shares of common stock purchasable upon exercise of any Class A warrants are subject to adjustment upon the occurrence of events, including a stock dividend, a stock split or reverse stock split, reclassifications, reorganizations, consolidations and mergers. No adjustment in the exercise price will be required to be made with respect to the warrants, unless the adjustment would result in a $0.05 change in the exercise price of the warrant.

     Redemption Provisions. We have the option to redeem the outstanding Class A warrants in whole at any time or in part from time to time, on not less than 30 days' written notice to the registered holder of the warrant at a price equal to $0.01 per warrant so long as the closing price for the common stock exceeds $.75 per share for 10 days over a 20 trading days prior to the day on which we give notice of redemption. You will have the right to exercise the Class A warrants under the terms described above until the redemption date. On the redemption date, if you are the registered holder of unexercised Class A warrants, you are entitled to payment of the redemption price upon surrender of the redeemed warrants. If we redeem fewer than all of the outstanding warrants, we will designate those Class A warrants to be redeemed pro rata or by lot.

     Other Rights. In the event of an adjustment in the number of shares of common stock issuable upon exercise of the Class A warrants, we will not be required to issue fractional shares of common stock upon exercise of the warrants. In lieu of fractional shares of common stock, there will be paid to the holder of the warrant at the time of exercise an amount in cash equal to the same fraction of the current market value of a share of common stock.

     Class A warrant holders do not have any voting or any other rights of stockholders of the Company and are not entitled to dividends.

     A Class A warrant will not be exercisable by a warrant holder if (1) the shares of common stock issuable upon exercise of the warrant have not been registered under the securities or blue sky laws of the state of residence of the holder or (2) a current prospectus meeting the requirement of the laws of the state cannot be lawfully delivered by us or on our behalf. Under the terms of the Class A warrant agreement, we have agreed to use reasonable efforts to register the shares in which holders of warrants are known to reside and to maintain a current prospectus.

     Modification of Warrant Agreement. The Class A warrant agreement contains provisions permitting us without the consent of any warrant holder (1) to supplement or amend the warrant agreement in order to cure any ambiguity, (2) to correct or supplement any provision contained in the agreement which may be defective or inconsistent with any other provision, or (3) to make any other provisions in regard to matters or questions arising thereunder which we deem necessary or desirable and which does not adversely affect the interests of the warrant holders.

CLASS  B  WARRANTS

     Included in each unit is one (1) Class B warrant. At the close of the offering, there will be 200,000 Class B warrants outstanding. The exercise price, terms and conditions of the Class B warrants and Class B warrant agreements are identical to those of the Class A warrants, except that the Class B warrants shall expire 180 days from the close of this offering.

CLASS  C  WARRANTS

     Included in each unit is one (1) Class C warrant. At the close of the offering, there will be 200,000 Class C warrants outstanding. The exercise price, terms and conditions of the Class C warrants and Class B warrant agreements are identical to those of the Class A warrants, except that the Class C warrants shall expire 270 days from the close of this offering.

CLASS  D  WARRANTS

     Included in each unit is one (1) Class D warrant. At the close of the offering, there will be 200,000 Class D warrants outstanding. The exercise price, terms and conditions of the Class D warrants and Class B warrant agreements are identical to those of the Class A warrants, except that the Class D warrants shall expire 360 days from the close of this offering.

PREFERRED  STOCK

     We are authorized to issue of up to 1,000,000 shares of preferred stock. We have no present plans for the issuance of preferred stock. The issuance of preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. In addition, the issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings, and other corporate purposes, could have the effect of making it more difficult or discouraging a third party from acquiring a controlling interest in us. In many cases, shareholders receive a premium for their shares in a change of control, and these provisions will make it somewhat less likely that a change in control will occur or that shareholders will receive a premium for their shares if a change of control does occur.

NEVADA  ANTI-TAKEOVER  LAWS  AND  CHARTER  PROVISIONS

     Nevada  anti-takeover  laws.

     Nevada law contains a section governing the acquisition of controlling interests. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elect to restore the voting rights.

     The law provides that a person or entity acquires control shares whenever it acquires shares that would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition statute through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition statute.

     The control share acquisition statute is applicable only to shares of "issuing corporations" as defined by the statute. An issuing corporation is a Nevada corporation, which:

     - has 200 or more stockholders, with at least 100 stockholders being both stockholders of record and residents of Nevada; and

     -    does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who are residents of Nevada. Therefore, the provisions of the control share acquisition statute do not apply to acquisitions of our shares and will not until these requirements have been met. If this law applies to us in the future, the provisions of the control share acquisition statute may discourage companies or persons interested in acquiring a significant interest in or control of Prepaid Telecom, regardless of whether the acquisition may be in the interest of our stockholders.

     The law contains a section governing combinations with interested stockholders, which may also have an effect of delaying or making it more difficult to effect a change in control of Prepaid Telecom. This statute prevents an interested stockholder and the company from entering into a combination, unless the conditions described below are met. The statute defines combination to include any merger, consolidation, or other similar transaction with an interested stockholder having;

     - an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

     - an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

     - representing 10% or more of the earning power or net income of the corporation.

     An interested stockholder means the beneficial owner of 10% or more of our voting shares. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired the shares.

     If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

     - the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

     - the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

     - if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Articles  of  incorporation.  Our  articles  of  incorporation  provides:

     - For the authorization of the board of directors to issue, without further action by the stockholders, up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions on the preferred stock; and

     - That special meetings of stockholders may be called only by our chairman of the board, our president, or a majority of the members of our board of directors.

     These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions may also have the effect of preventing changes in our management.

TRANSFER  AGENT

     InterWest Transfer Company serves as the transfer agent for the shares of common stock.

                        SHARES AVAILABLE FOR FUTURE SALE

     There is currently no market for our common stock. If a market for our common stock develops, future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. As described below, as of the date of this prospectus, only a limited number of shares will be available for sale. Nevertheless, sales of substantial amounts of our common stock in the public market in the future could adversely affect the prevailing market price and our ability to raise equity capital in the future.

     - After this offering, assuming all of the warrants included in the units are exercised, we will have 5,000,000 shares of common stock issued and outstanding.

     - Of these shares, the 200,000 shares that are underlying the units will be freely tradeable without restriction or further registration under the Securities Act, unless the shares are held by our affiliates. Affiliates are people that control or are controlled by Prepaid Telecom. This includes our officers, directors, and large shareholders.

     - Of these shares, 800,000 shares underlying the warrants included in the units that are being registered in this registration statement will be freely tradeable when issued upon the exercise of these warrants.

     - The 4,000,000 remaining shares outstanding are eligible for public sale under Rule 144, commencing 90 days after the effective date of this registration statement, once these shares have been held for one year. By May 2001, approximately 32% or 1,260,000 shares of our restricted shares will have been held for one year and by August 2001, substantially all of our restricted shares will be have been held for one year.

SHARES  OWNED  FOR  AT  LEAST  ONE  YEAR  MAY  BE  SOLD  UNDER  RULE  144.

     In general, under Rule 144, a person who has beneficially owned restricted shares for at least one year, including a person who may be deemed our affiliate, would be entitled to sell, within any three-month period, a number of shares that does not exceed one percent of the number of shares of our common stock then outstanding. Rule 144 is available for sales beginning 90 days after the effective date of this prospectus. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information. We are unable to estimate accurately the number of restricted shares that will be sold under Rule 144 because this will depend in part on the market price of our common stock, the personal circumstances of the seller, and other factors.

SHARES OWNED FOR AT LEAST TWO YEARS MAY BE SOLD UNDER RULE 144(K) BY NON-AFFILIATES.

     Under Rule 144(k), a person who is not deemed to have been an affiliate of Prepaid Telecom at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, would be entitled to sell shares without complying with the manner of sale, public information, volume limitation, or notice requirements discussed above. Therefore, unless otherwise restricted, 144(k) shares may be sold immediately following completion of the two year holding period without limitation.


                              PLAN OF DISTRIBUTION

THE  PUBLIC  OFFERING

     We are offering 200,000 units at an offering price of $.50 per unit on a best efforts, all-or-none basis with respect to the entire 200,000 units. The units will be offered and sold through placement agents that are NASD member broker-dealers and through our officers and directors. We have reserved the right to pay a cash sales commission, expenses included, up to 13% of each unit sold, provided that no commissions or expense allowances will be paid to our officers and directors. The offering will begin on the date of this prospectus is deemed effective and will close upon the earlier of (1) the sale of 200,000 Units, (2) 60 days after the effective of this prospectus or (3) if agreed upon by our board of directors, 120 days after the effective date of this prospectus

     In connection with the efforts of our officers and directors, they will rely on the safe harbor provisions of Rule 3a4-1 of the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the Exchange Act for persons associated with an issuer. No person or group has made any commitment to purchase any or all of the units. Nonetheless, our officers and directors will use their best efforts to find purchasers for the units. We cannot state at this point if all the units will be sold.

     We have established a minimum offering amount of 10,000 units from the sale of units and will place the proceeds from the sale of the units in a non-interest-bearing escrow account. Upon the sale of 200,000 units, the subscriptions for units in this offering that are accepted by us will be credited immediately to Prepaid Telecom and those funds may be spent by us at our discretion, without any waiting period or other contingency.

     A subscription agreement to purchase the units accompanies this prospectus, commencing on page A-1. After this registration statement has been declared effective, we will provide a subscription agreement and a copy of the final prospectus relating to this offering to each prospective investor. Subject to availability and our right to reject subscriptions, in whole or in part, for any reason, units may then be subscribed for by completing and returning the subscription agreement, together with payment for all units subscribed for, to Prepaid Telecom by cashier's check, money order, or wire transfer.

     We reserve the right to reject any subscription in full or in part, and to terminate the offering at any time. The units may only be offered, sold or traded in those states where this offering has been registered. However, we are not obligated to sell units to any parties and we may refuse to do so. Purchasers of units, either in this offering or in any subsequent trading market which may develop, must be residents of states in which the securities are registered or exempt from registration.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against liabilities arising under the Securities Act (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     Currently, there is no public trading market for our securities and we can provide no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile.


                   INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

     Principals  of  Brewer & Pritchard, P.C. own 50,000 shares of common stock.


                                    EXPERTS

     Our financial statements appearing in this Form SB-2 registration statement have been audited by Malone & Bailey, P.L.L.C., independent auditors, as set forth in their report and are included in reliance upon the report given upon the authority of the firm as experts in accounting and auditing.


                                 LEGAL  MATTERS

     Brewer & Pritchard, P.C., Houston, Texas will give an opinion with respect to the issuance of the securities offered in this prospectus.


                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form SB-2 with the SEC in connection with this offering. In addition, after we complete this offering, we will be required to file annual, quarterly, and current reports with the SEC. We intend to furnish our common stockholders with annual reports containing, among other information, audited financial statements certified by an independent public accounting firm.

     This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits. Whenever a reference is made in this prospectus to any material document of ours, you should refer to the exhibits that are a part of the registration statement for a copy of the document.

     You may read and copy our registration statement and all of its exhibits at the SEC public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The registration statement is also available from the SEC's web site at http://www.sec.gov. The SEC's web site contains reports, proxy and information statements, and other information about issuers that file electronically.

                     INDEPENDENT  AUDITOR'S  REPORT


To the Shareholders and Board of Directors
    Prepaid Telecom Corporation
    (A Development Stage Company)
    Houston, Texas

We have audited the accompanying consolidated balance sheets of Prepaid Telecom Corporation as of August 31, 2000 and December 31, 1999, and the related statements of expenses, stockholders' equity, and cash flows for the eight months ended August 31, 2000 and the period from July 2, 1999 (Inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prepaid Telecom Corporation as of August 31, 2000 and December 31, 1999, and the results of its operations and its cash flows for the eight months ended August 31, 2000, and for the period from July 2, 1999 (Inception) through December 31, 1999, in conformity with generally accepted accounting principles.

MALONE  &  BAILEY,  PLLC
Houston,  Texas

September  11,  2000

                         PREPAID  TELECOM  CORPORATION
                       (A  Development  Stage  Company)
                        CONSOLIDATED  BALANCE  SHEETS
                  August  31,  2000  and  December  31,  1999

                                                  2000         1999
                                                 ---------  ----------

      ASSETS
Cash                                           $   45,417   $  11,734
Advance to officer and majority shareholder                     6,100
                                                 ---------  ----------

     TOTAL ASSETS                              $   45,417   $  17,834
                                                =========  ===========


     LIABILITIES

Accrued salaries                               $   17,000   $       0
Accrued legal fees                                 15,000
                                                ----------
     Total Liabilities                             32,000
                                                ----------
     STOCKHOLDERS' EQUITY

Preferred stock, $.001 par, 1,000,000 shares
  authorized, no shares issued or outstanding
Common stock, $.001 par, 24,000,000 shares
  authorized, 4,000,000 and 3,378,695 shares        4,000       3,379
  issued and outstanding, respectively
Paid in capital                                   147,375      55,001
Deficit accumulated during the
     development stage                           (137,958)   ( 40,546)
                                                 ---------  ----------

     Total Stockholders' Equity                    13,417      17,834
                                                 ---------  ----------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    45,417      17,834
                                                 =========  ==========



                 See accompanying summary of accounting policies
                       and notes to financial statements.

                           PREPAID TELECOM CORPORATION
                          (A Development Stage Company)
                       CONSOLIDATED STATEMENTS OF EXPENSES
                   Eight Months Ended August 31, 2000, and the
                      Periods from July 2, 1999 (Inception)
                  Through August 31, 2000 and December 31, 1999


                                  8 Months
                                    Ended      - Inception through -
                                  August 31,   Dec. 31,     Aug. 31,
                                    2000         1999         2000
                                 -----------  -----------  -----------
Administrative expenses          $   97,412   $   40,546   $  137,958
                                 -----------  -----------  -----------

Net (loss)                       $ ( 97,412)  $ ( 40,546)  $ (137,958)
                                 ===========  ===========  ===========


Net (loss) per common share      $    (.026)  $    (.014)
Weighted average common shares
  outstanding                     3,689,348    2,876,232



                  See accompanying summary of accounting policies
                       and notes to financial statements.

                         PREPAID  TELECOM  CORPORATION
                       (A  Development  Stage  Company)
              CONSOLIDATED  STATEMENTS  OF  STOCKHOLDERS'  EQUITY
                   Period  from  July  2,  1999  (Inception)
                          Through  August  31,  2000

                                                                  Deficit
                                                                Accumulated
                                                                 During the
                              Common  Stock         Paid in     Development
                            Shares        $         Capital        Stage        Totals
                         -----------  ----------  ------------  ------------  ---------
Shares issued to
  founders for
  services                2,625,000   $   2,625                               $  2,625

Shares issued
  for cash                  753,695         754   $     55,001                  55,755

Net (deficit)                                                   $  ( 40,546)   (40,546)
                         -----------  ----------  ------------  ------------  ---------

Balances,
  December 31, 1999       3,378,695       3,379         55,001     ( 40,546)    17,834

Shares issued
  for cash                  621,305         621         92,374                  92,995

Net (deficit)                                                      ( 97,412)   (97,412)
                         -----------  ----------  ------------  ------------  ---------

Balances,
  August 31, 2000         4,000,000   $   4,000   $    147,375  $  (137,958)  $  13,417
                        ============  ==========  ============  ============  =========



                  See accompanying summary of accounting policies
                       and notes to financial statements.

                             PREPAID TELECOM CORPORATION
                          (A  Development  Stage  Company)
                      CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
                  Eight  Months  Ended  August  31,  2000,  and  the
                      Periods  from  July  2,  1999  (Inception)
               Through  August  31,  2000  and  December  31,  1999

                                            8 Months
                                             Ended       - Inception through -
                                           August 31,    Dec. 31,     Aug. 31,
                                              2000         1999         2000
                                          ------------  -----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net (deficit) accumulated during
  the development stage                   $   (97,412)  $  (40,546)  $(137,958)
Adjustments to reconcile net (deficit)
  to cash used by operating activities:
  Stock issued for services                                  2,625       2,625
  Increase in accrued salaries                 17,000                   17,000
  Increase in accrued legal fees               15,000                   15,000
  Increase in officer advance                   6,100       (6,100)
                                          ------------  -----------  ----------

NET CASH USED BY OPERATING ACTIVITIES         (59,312)     (44,021)   (103,333)
                                          ------------  -----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Sales of stock                               92,995       55,755     148,750
                                          ------------  -----------  ----------

NET INCREASE IN CASH                           33,683       11,734      45,417

BALANCES - Beginning of period                 11,734
                                          ------------  -----------  ----------

            - End of period               $    45,417   $   11,734   $  45,417
                                          ============  ===========  ==========



                  See accompanying summary of accounting policies
                       and notes to financial statements.

                           PREPAID TELECOM CORPORATION
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE  1  -  SUMMARY  OF  ACCOUNTING  POLICIES

Prepaid Telecom Corporation was incorporated in Texas on July 2, 1999. The three founding shareholders received 2,625,000 shares of stock, recorded for services rendered at par value ($.001). A second corporation with the same name was incorporated in Nevada by the same group of founding shareholders on October 1, 1999, and no shares were immediately issued. On July 28, 2000, the Nevada corporation exchanged 2,625,000 of its shares for 2,625,000 shares (or 100%) of the outstanding shares of the Texas corporation. Today, the Texas corporation is a wholly-owned subsidiary of the Nevada corporation of the same name.

The Company was formed to market prepaid cellular phones. As of September 11, 2000, the Company had no sales and is still classified as a Development Stage Company.

Cash and Cash Equivalents. Cash and cash equivalents includes all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents, for purposes of the statements of cash flows.

Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the income statement. Actual results could differ from those estimates.

NOTE  2  -  COMMON  STOCK

The Company raised $148,750 from the sale of 1,375,000 shares of common stock since inception. No offering costs were incurred.

NOTE  3  -  OPERATING  LEASE

A Company founding shareholder negotiated an office lease for a 2-year period beginning July 6, 1999 for $750 per month, or $18,000 in total. The Company pays these rent amounts on behalf of the shareholder, beginning September 1, 1999. Rent expense recorded was $3,000 for 1999 and $6,000 in 2000 to date.

NOTE  4  -  EMPLOYMENT  AGREEMENTS

The Company has employment agreements with its three officers, each of which was signed July 6, 1999 for a 3-year period, totaling $147,000 per year. Because of delays in the start-up timetable, two of these officers have not drawn any salary to date. As of August 31, 2000, the Company has accrued $17,000 in accrued wages due these two officers for services rendered to date. Additional accrued amounts are for unbilled legal work performed to date on a planned public stock offering.

The Company signed a 3-year consulting contract with another person on March 1, 2000 for $60,000 per year for 3 years. No amounts have been paid or accrued to date because no services have yet been rendered.

NOTE  5  -  STOCK  OPTION  PLAN

The Company adopted a stock option plan on September 1, 2000. No options have been awarded to date.

                                  200,000 Units



                           Prepaid Telecom Corporation


                                   Prospectus


                                      Units



                                 _________, 2000




     You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the units.

     Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Nevada law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The articles of incorporation of Prepaid Telecom Corporation limit the liability of directors to the company or its stockholders to the fullest extent permitted by Nevada law. Specifically, directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director to the company or an act or omission which involves intentional misconduct or a knowing violation of law, (iii) for an act or omission for which the liability of a director is expressly provided by an applicable statute, or (iv) for any transaction from which the director received an improper personal benefit, whether the benefit resulted from an action taken within the scope of the director's office.

     The inclusion of this provision in the articles of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though that action, if successful, might otherwise have benefitted the company and its stockholders.

     Prepaid Telecom Corporation's articles of incorporation provide for the indemnification of its executive officers and directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by Nevada law. The articles of incorporation include related provisions meant to facilitate the indemnities' receipt of benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make the determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and (iii) the establishment of certain presumptions in favor of an indemnitee. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.


                       SEC Registration Fee             $  133
                       Printing and Engraving Expenses     *
                       Legal Fees and Expenses             *
                       Accounting Fees and Expenses        *
                       Miscellaneous                       *
                                                        --------
                       TOTAL                            $  *
                                                        ========

*  To  be  added  by  amendment

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     The following information sets forth certain information for all securities the company sold since inception, without registration under the Securities Act. There were no underwriters in any of these transactions, nor were any sales commissions paid thereon.

     From October 1999 through December 1999, we sold 975,000 shares of our common stock at a purchase price of $0.05 per share to 13 accredited investors. From January 2000 through April 2000, we sold 400,000 shares of our common stock at a purchase price of $0.25 per share to 19 accredited investors. In July 2000, we issued 2,625,000 shares of our common stock in connection with our purchase of Prepaid Telecom-Texas. We believe these transactions were exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act.

ITEM  27.  EXHIBITS

                              INDEX  TO  EXHIBITS


EXHIBIT NO.   IDENTIFICATION OF EXHIBIT
----------

2.1(1)        Reorganization Agreement
3.1(1)        Articles of Incorporation
3.2(1)        By-Laws
4.1(1)        Form of Specimen of common stock
4.2(2)        Subscription Agreement
4.3(1)        Form of Warrant Agreement and Warrant Certificate
5.1(2)        Legal Opinion
10.1(1)       2000 Stock Option Plan
10.2(1)       Employment Agreement with Patrick W. Stephenson
10.3(1)       Employment Agreement with Frank Neukomm
10.4(1)       Employment Agreement with Robert L. Wharton
21.1(1)       List of Subsidiaries
23.1(1)       Consent of Malone & Bailey, PLLC
23.2(3)       Consent of Brewer & Pritchard, P.C.
27.1(1)       Financial Data Schedule

___________________
(1)       Filed  herewith.
(2)       To  be  filed  by  amendment.
(3)       Contained  in  Exhibit  5.1.


ITEM  28.  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

          ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          iii. Include any additional or changed material on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4)  i.   That,  for  the  purpose   of  determining  liability  under  the
               Securities  Act,  the   information  omitted  from  the  form  of
               prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          ii. For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 27th day of October, 2000.


                                              PREPAID  TELECOM  CORPORATION




                                              By:  //s//  PATRICK W. STEPHENSON
                                                 -------------------------------
                                              PATRICK W. STEPHENSON, President


                          _________________________


     This registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                                 Title                   Date
---------                                 -----                   ----

//s//  PATRICK W. STEPHENSON     Director, President, and       October 27, 2000
-----------------------------    Chief Executive Officer
PATRICK W. STEPHENSON

//s//  FRANK R. NEUKOMM          Director and Vice President    October 27, 2000
-----------------------------     of Business Development
FRANK R. NEUKOMM

//s//  ROBERT L. WHARTON         Director, Vice President-      October 27, 2000
-----------------------------    Treasurer, and Secretary
ROBERT L. WHARTON

//s//  JAMES E. HAUSMAN          Director, Vice President of    October 27, 2000
-----------------------------    Finance and Chief Accounting
JAMES E. HAUSMAN                         Officer

                                 INDEX  TO  EXHIBITS


EXHIBIT NO.   IDENTIFICATION OF EXHIBIT
----------
2.1(1)        Reorganization Agreement
3.1(1)        Articles of Incorporation
3.2(1)        By-Laws
4.1(1)        Form of Specimen of common stock
4.2(2)        Subscription Agreement
4.3(1)        Form of Warrant Agreement and Warrant Certificate
5.1(2)        Legal Opinion
10.1(1)       2000 Stock Option Plan
10.2(1)       Employment Agreement with Patrick W. Stephenson
10.3(1)       Employment Agreement with Frank Neukomm
10.4(1)       Employment Agreement with Robert L. Wharton
21.1(1)       List of Subsidiaries
23.1(1)       Consent of Malone & Bailey, PLLC
23.2(3)       Consent of Brewer & Pritchard, P.C.
27.1(1)       Financial Data Schedule

___________________
(1)          Filed  herewith.
(2)          To  be  filed  by  amendment.
(3)          Contained  in  Exhibit  5.1.